Exhibit 99.2

Wednesday February 27, 2008, 1:30 PM EST

•	ADTI launches SkyNet™ a revolutionary digital display.

DENVER--Advance Display Technologies, Inc. (OTCBB: ADTI - News) announced the introduction of SkyNet™, a revolutionary, flexible, outdoor digital display product developed, manufactured and sold by ADTI.

Matthew W. Shankle, the President and CEO of ADTI, stated, “I am very excited with SkyNet’s™ prospects and the impact it will have on the large format signage markets.  I expect this revolutionary digital display technology will significantly alter the market for the large format, outdoor advertising, entertainment, sporting venue and architectural lighting industries.”

SkyNet™ is a brand new medium for the direct delivery of digitally created signage, video content and architectural illumination on a physical scale previously unimaginable.  Utilizing the latest high intensity Light Emitting Diode (LED) components, SkyNet™ creates a full palette of colors viewable in full direct sunlight.  SkyNet’s™ proprietary lightweight LED mesh technology flexibly wraps the corners of buildings and easily scales up to wrap an entire high-rise building with video and graphics.  ADTI’s SkyNet™ product theoretically has no size limitations.

Jody Thomas, ADTI’s EVP of Sales & Marketing, added, “ADTI’s proprietary SkyNet™ product is highly suited to enable massive visual display applications never before envisioned.  With SkyNet’s™ flexible structure, innovative transparency, negligible weight, stunning video / graphics performance, and redundant systems architecture, ADTI’s entire management team is very proud to have put SkyNet™ in position to serve both existing digital display markets and enable entirely new markets to develop using this product.  SkyNet’s™ value proposition also includes excellent cost of ownership savings and attractive ROI’s for our customers as operating downtime is minimized with this revolutionary digital display product.”

SkyNet’s™ 60% transparency and thickness of only 3 centimeters allows natural light and ventilation to pass through SkyNet™ thereby addressing the architectural requirements of structures with windows or structures requiring air circulation. The highly modular redundant system architecture of SkyNet™ allows its’ components to be easily assembled in the factory and serviced in the field.

Matt Shankle added, “SkyNet™ digital displays can be built to any height and any width creating a display specifically sized to suit the desired building, structure, framework or other display surface.  Traditional “fixed-frame” outdoor digital displays require heavy obtrusive cabinets to conceal power supplies, controls, cabling and provide structure.  With our new design, all SkyNet™ components are either part of the lightweight semi-transparent mesh structure or they are concealed in small power control enclosures at the top or bottom of the display.  These power control enclosures may alternately be located remotely in convenient visually discrete locations.  SkyNet™’s 60% open mesh structure also minimizes wind loading, a very serious structural loading consideration for outdoor signage installations of all types.”

Exhibit 99.2

SkyNet™ additional design features include:

•
Designed to withstand temperature extremes and operate at full luminous intensity at up to 115° Fahrenheit, neither the coldest of winter climates nor the hottest of desert climates are a challenge for SkyNet™.

•	Fully moisture-proof; SkyNet™ can withstand driving rain, heavy snow, icing, condensation, and even pressure washing!
•	Redundant power and signal distribution architectures enable fully, remote programming, remote control, remote diagnostics and remote proof of play authentication.
•	Multi redundant systems architecture makes truck rolls for emergency or scheduled servicing highly infrequent.

ADTI’s EVP of Manufacturing, Jim Martindale, who managed the SkyNet™ product’s research & development program, stated, “SkyNet™ has been designed from the ground up to withstand the extreme environmental conditions of outdoor installations from New York City to Las Vegas or even Dubai to Oslo.  Heat, cold and precipitation challenges are easily met by SkyNet’s™ proprietary design attributes.  This product is purposefully designed for the serious digital display owner who expects a good ROI and knows the true value of controlling ownership costs over time.  ADTI has invested heavily in designing the SkyNet™ product to be affordable, durable, reliable and virtually maintenance free.  These are the design attributes ADTI’s SkyNet™ customers can expect from this revolutionary digital display product.”

Advance Display Technologies, Inc (ADTI) is engaged in the business of developing, manufacturing, and selling proprietary outdoor digital display products for the outdoor advertising, entertainment, sporting venue, and architectural lighting markets.  ADTI was originally formed to develop and manufacture fiber optic display screen systems and, since December 2004, ADTI has also engaged in the business of the technological development and manufacture of proprietary Light Emitting Diode (LED) display screen systems.  ADTI is headquartered in Centennial, Colorado with additional Company operations in New York City, New Jersey, North Carolina and Southern California.

For more information regarding ADTI and the SkyNet™ product see the Company’s web site at http://www.adtimedia.com  or email to info@adtimedia.com

Exhibit 99.2

Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of the safe harbor provision of the Private Securities Litigation Reform Act of 1995.  For example, predictions or statements of belief or expectation concerning the anticipated potential of SkyNet™ or its uses are “forward-looking statements” that should not be relied upon.  Such forward-looking statements are based on the current beliefs of the Company and its management based on information known to them at this time.  Because these statements depend on various assumptions as to future events, they should not be relied on by shareholders or other persons in evaluating the Company.  Although management believes that the assumptions reflected in such forward-looking statements are reasonable, actual results could differ materially from those projected.  There are numerous risks and uncertainties which could cause actual results to differ from those anticipated by the Company, including but not limited to those cited in the company’s Form 10-K for the year ended June 30, 2007 which has been filed with the U.S. Securities and Exchange Commission and may be accessed at www.sec.gov.

Contact:
Advance Display Technologies, Inc.
Tudi Grierson, 1-303-267-0111